UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 8, 2008  (December 5, 2008)

INDIGO-ENERGY, INC.
(Exact name of registrant as specified in charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

701 N. Green Valley Pkwy., Suite 200, Henderson, Nevada Henderson, Nevada 89052	89074
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(702) 990-3387

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 5, 2008, Indigo-Energy, Inc., a Nevada Corporation (the “Company”) entered into a Global Financing Agreement (the “Agreement”) with Carr Miller Capital, LLC, a limited liability company organized in the state of New Jersey and of which Everett Miller, one of the Company’s directors, is the Principal (“CMC” and together with the Company, the “Parties”), wherein CMC agreed to restructure the Company’s existing debt obligations to CMC and to provide the Company, subject to the terms and conditions set forth in the Agreement, with funding to finance and institute a new drilling program for the Company.  The Agreement is filed as an exhibit to this 8-K.

Under the terms of the Agreement, CMC irrevocably agreed to provide the Company with funding in the amount of up to One Million Dollars ($1,000,000) to be used exclusively for the Company’s Drilling Activities, as such term is defined in the agreement (the “Funding”).  Upon the completion of the Drilling Activities, CMC also committed to provide the Company with additional funding in the amount of Five Hundred Thousand Dollars ($500,000) each month for a period of six (6) months, which amount shall be used to meet the Company’s objective of one new well drilled each month and to fund other reasonable expenses (the “Additional Funding”).

The Agreement further provides that promissory notes previously issued by the Company to CMC in the aggregate amount of One Million Dollars ($1,000,000) (the “First Notes”) shall be converted into fifty million (50,000,000) shares of the Company’s common stock, which was the per share price when the Agreement was negotiated.  Further, the Parties agreed that promissory notes previously issued to CMC in the aggregate principal amount of Two Million Four Hundred Thousand ($2,400,000) (the “Second Notes”) shall be amended and replaced by a new promissory note (“New Note”).  The New Note shall be secured by all the assets of the Company, shall have a maturity date of no earlier than sixty (60) months from the date of its issuance and shall bear interest at the rate of 10% per annum.  The Note that was restructured provided for interest at a rate of 20% per annum.

In consideration for the restructuring of the First Notes and financing commitment, and other undertakings under the Agreement, the Company agreed to grant CMC, in addition to the restricted shares issued upon conversion of the First Notes:

a.           One Hundred Twenty Five Million (125,000,000) restricted shares of the Company’s common stock.

b.           Warrants to purchase Thirty Seven Million Nine Hundred Fifty Thousand (37,950,000) shares of common stock, which warrants shall be exercisable within seven (7) years at an exercise price of $0.02 per share, the per share price when the Agreement was negotiated, provided that such warrants shall only be exercisable in the event that existing options/warrants are exercised.  These warrants were issued to ensure CMC of its agreed upon percentage of the Company.

c.           Upon the delivery of the Funding, the Company agreed to issue to CMC Fifty Million (50,000,000) shares of Common Stock.  The number of shares to be issued to CMC was arrived at using the same formula the Company has used for similar funding activities throughout 2008.

d.           In consideration of the commitment for the Additional Funding, the Company shall issue to CMC Ten (10) shares of Common Stock for every dollar committed to the Company from such Additional Funding, which equals aggregate of thirty million (30,000,000) shares.  The number of shares issuable to CMC upon the occurrence of an Additional Funding was arrived at using the same formula the Company has used for similar funding activities throughout 2008.  These shares shall be effective immediately and issued upon the Company’s increase in its authorized shares in a sufficient quantity to allow the issuance

Lastly, the Company also agreed to appoint Mr. Everett Miller as the Company’s Chief Operating Officer.   Please see Item 5.02 below.

The Company’s Board of Directors deem the Agreement to be in the best interest of the Company and unanimously (with Everett Miller abstaining) approved the Agreement.

Item 1.02  Termination of a Material Definitive Agreement

As reported on Form 8-K filed by the Company on July 23, 2008, the Company previously entered into a Loan Agreement (“Loan Agreement”) with BJ Petro, Inc, a Nevada Corporation (“BJ Petro”) wherein BJ Petro agreed to provide the Company with a loan in the amount of $686,400,000, to be secured by certain assets of the Company.  The Company has determined that it will notify BJ Petro of its intention to terminate the Loan Agreement based on BJ Petro’s failure to comply with its commitments under the Loan Agreement.  The termination of the Loan Agreement is without prejudice to the right of the Company to pursue any of its rights arising pursuant to the Agreement or due to the termination thereof.

None of the Company’s officers, directors or affiliates, or any of BJ Petro’s officers or directors, received compensation or consideration pursuant to, or in relation to the negotiation or execution of, the Loan Agreement by the Company with BJ Petro.

Item 3.02  Unregistered Sales of Equity Securities

Please see Item 1.01 above.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2008, the Board of Directors of the Company appointed Mr. Everett C. Miller as the Company's Chief Operating Officer.

Mr. Miller has been in the investment banking, venture capital and securities business exclusively for the last 10 years. He started and operated Carr Miller Capital, LLC in 2006, a developer of real estate, banking and securities funding techniques, which has since partnered with global financial companies around the world. Before starting Carr Miller, he operated Everett Miller Financial, a developer of funding techniques. He also operated Millenium Brokerage LLC from 2002 to 2005.  Prior to 2002, he operated Synergy Investment Group. He is a member of both the New Jersey Energy Traders and the Securities and Trading Advisory Board of Seton Hall University, where he acts as a mentor and advisory teacher of securities and financial software and real time operations/practices. He lived in Europe for several years and has worked for the United States DOD as a GS-12 rated employee.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.01	Global Financing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 8, 2008		Indigo-Energy, Inc.
	By:	/s/ Steven P. Durdin Name: Steven P. Durdin Title: Chief Executive Officer